EX-23

                     CONSENT OF ACCOUNTANTS

                 Turner, Jones & Associates, PLLC
                       McLean, Virginia



December 28, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Next Generation Media Corp. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-
8 of our report in Next Generation Media Corp.'s Form 10-KSB filed on April 19, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Turner, Jones & Associates
Turner, Jones & Associates